Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-252190 on Form S-1 of our report dated April 15, 2021, relating to the financial statements of Romeo Power, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 15, 2021